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                                              10(c) Consent of Myles R. Tashman


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GOLDEN AMERICAN LIFE INSURANCE COMPANY                             Exhibit 10(c)
1001 Jefferson Street, Wilmington, DE  19801                Tel:  (302) 576-3400
                                                            Fax:  (302) 576-3540

April 30, 1997


Members of the Board of Directors
Golden American Life Insurance Company
1001 Jefferson Street, Suite 400
Wilmington, DE  19801

Ms. Neppl and Gentlemen:


I consent to the reference to my name under the heading "Legal Matters" in the prospectus. In giving this consent I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ Myles R. Tashman
Myles R. Tashman
Executive Vice President and Secretary